                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM 8-A
                     FOR REGISTRATION OF CERTAIN CLASSES OF
                                   SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  iShares Trust
                                  -------------
             (Exact name of registrant as specified in its charter)


State of  Delaware                                       See Below
----------------------------------------                 ---------
(State of incorporation or organization)               (IRS Employer
                                                     Identification No.)


c/o Investors Bank and Trust Company
200 Clarendon Street, Boston, MA                           02116
(Address of principal executive offices)                 (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act: See below

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-92935

     Securities to be registered pursuant to Section 12(g) of the Act: None

      Title of Each Class to be Registered                       Exchange                              I.R.S. Employer
                                                                                                     Identification Number
iShares S&P 500 Index Fund                                 American Stock Exchange                        94-3351276
iShares Russell 1000 Index Fund                            American Stock Exchange                        94-3351327
iShares Dow Jones U.S. Internet Index Fund                 American Stock Exchange                        94-3351309
iShares Dow Jones U.S. Technology Sector Index Fund        American Stock Exchange                        94-3351314
iShares S&P 500/BARRA Growth Index Fund                    American Stock Exchange                        94-3351277
iShares S&P 500/BARRA Value Index Fund                     American Stock Exchange                        94-3351278
iShares S&P MidCap 400 Index Fund                          American Stock Exchange                        94-3351279
iShares S&P SmallCap 600 Index Fund                        American Stock Exchange                        94-3351285
iShares Russell 1000 Growth Index Fund                     American Stock Exchange                        94-3351328
iShares Russell 1000 Value Index Fund                      American Stock Exchange                        94-3351329
iShares Russell 2000 Index Fund                            American Stock Exchange                        94-3351322
iShares Russell 3000 Index Fund                            American Stock Exchange                        94-3351318
iShares Dow Jones U.S. Financial Sector Index Fund         American Stock Exchange                        94-3351300
iShares Dow Jones U.S. Telecommunications Sector Index
Fund                                                       American Stock Exchange                        94-3351316
iShares S&P Europe 350 Index Fund                          American Stock Exchange                        94-3351288
iShares S&P/TSE 60 Index Fund                              American Stock Exchange                        94-3351289
iShares Dow Jones U.S. Basic Materials Sector Index Fund   American Stock Exchange                        94-3351292
iShares Dow Jones U.S. Chemicals Index Fund                American Stock Exchange                        94-3351293
iShares Dow Jones U.S. Consumer Cyclical Sector Index
Fund                                                       American Stock Exchange                        94-3351294
iShares Dow Jones U.S. Consumer Non-Cyclical Sector
Index Fund                                                 American Stock Exchange                        94-3351295
iShares Dow Jones U.S. Energy Sector Index Fund            American Stock Exchange                        94-3351296
iShares Dow Jones U.S. Financial Services Index Fund       American Stock Exchange                        94-3351305
iShares Dow Jones U.S. Healthcare Sector Index Fund        American Stock Exchange                        94-3351306
iShares Dow Jones U.S. Industrial Sector Index Fund        American Stock Exchange                        94-3351307
iShares Dow Jones U.S. Real Estate Index Fund              American Stock Exchange                        94-3351312
iShares Dow Jones U.S. Total Market Index Fund             American Stock Exchange                        94-3351291
iShares Dow Jones U.S. Utilities Sector Index Fund         American Stock Exchange                        94-3351317
iShares S&P MidCap 400/BARRA Growth Index Fund             American Stock Exchange                        94-3351281
iShares S&P MidCap 400/BARRA Value Index Fund              American Stock Exchange                        94-3351282
iShares S&P SmallCap 600/BARRA Growth Index Fund           American Stock Exchange                        94-3351286
iShares S&P SmallCap 600/BARRA Value Index Fund            American Stock Exchange                        94-3351287
iShares Russell 2000 Growth Index Fund                     American Stock Exchange                        94-3351324
iShares Russell 2000 Value Index Fund                      American Stock Exchange                        94-3351325
iShares Russell 3000 Growth Index Fund                     American Stock Exchange                        94-3351319
iShares Russell 3000 Value Index Fund                      American Stock Exchange                        94-3351321

Item 1.  Description of Registrant's Securities to be Registered

     Reference is made to the Registrant's Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A (Securities Act file number 333-92935 and Investment Company Act file number 811-09729) (the "Registration Statement"), which is incorporated herein by reference.

Item 2.  Exhibits

1. Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

2. Registrant's Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

3. Form of Global Certificate for the Registrant's Securities being registered hereunder attached hereto as Exhibit 3.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    iSHARES TRUST
Date: May 18, 2000


                                    By:/s/Susan C. Mosher
                                       -----------------------------------------
                                       Susan C. Mosher
                                       Secretary

                                                                       Exhibit 3

NUMBER                                                                    SHARES

[001]                                                                     000000

CAPITAL STOCK


                      iShares _______________________ Fund

                                  A SERIES OF

                                 iShares TRUST

                          (A Delaware Business Trust)


     THIS CERTIFIES that

Is the holder of the current outstanding number of units of beneficial interest of the iShares ____________________ Fund (the "Fund") shown from time to time on the records of the iShares Trust, a Delaware business trust (the "Trust"), as represented by this certificate of the Trust, transferable only on the books and records of the Trust by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the transfer agent of the Trust.

     The registered holder of this Certificate is entitled to all the rights, interest and privileges of a shareholder as provided by the Declaration of Trust and the by-laws of the Trust as from time to time amended, which are incorporated by reference herein.

     This Certificate is executed on behalf of the Trust and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but are binding only upon the assets and property of the Fund.

     IN WITNESS WHEREOF, the said Trust has caused this Certificate to be signed by its duly authorized officers.

Countersigned:
INVESTORS BANK & TRUST COMPANY                 Dated:
TRANSFER AGENT

                        Seal            iShares Trust    iShares Trust

                                        _________        _______________________
By:______________________               Secretary        Chief Executive Officer

    Authorized Signature

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the issuer or its
                          ---------------------- -------
agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as requested by an authorized representative of DTC (and any payment is made to
                                             ---
Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner
                                          -------- --
hereof, Cede & Co., has an interest herein.